As filed with the Securities and Exchange Commission on June 26, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

1389

(Primary Standard Industrial Classification Code Number)

20-8203420

(I.R.S. Employer Identification Number)

2930 W. Sam Houston Pkwy N., Suite 275

Houston, Texas 77043

(281) 531-7200

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan

(Full title of the plan)

Jon Christopher Boswell

2930 W. Sam Houston Pkwy N., Suite 275

Houston, Texas 77043

(713) 979-9143

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew W. Smetana

Vinson & Elkins L.L.P.

2801 Via Fortuna, Suite 100

Austin, Texas 78746

(512) 542-8417

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	[ ]		Accelerated filer	[ ]

Non-accelerated filer	[ ]	(Do not check if smaller reporting company)	Smaller Reporting Company	[X]

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan	Common stock, par value $0.001 per share	3,000,000 shares	$0.81	$2,430,000.00	$302.54	(3)

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares of common stock (the “Common Stock”) as may become issuable pursuant to the adjustment provisions of the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan.

(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the average of the high and low prices of the Common Stock as reported on the NASDAQ Capital Market on June 20, 2018.

(3) Pursuant to General Instruction E to Form S-8, a registration fee is only being paid with respect to the registration of an additional 3,000,000 shares of Common Stock under the 2015 Plan (as defined below).

Explanatory Note

Eco-Stim Energy Solutions, Inc., a Nevada corporation (the “Registrant”), is filing this Registration Statement pursuant to General Instruction E to Form S-8 to register the offer and sale of an additional 3,000,000 shares of Common Stock that may be issued under the 2015 Plan.

The Eco-Stim Energy Solutions, Inc. 2014 Stock Incentive Plan was amended and restated, and renamed the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan (as amended from time to time, the “2015 Plan”) on May 14, 2015, and approved by the Registrant’s stockholders on June 30, 2015. The 2015 Plan was further amended on May 31, 2016 pursuant to the First Amendment to the 2015 Plan (the “First Amendment”), which increased the number of shares of Common Stock available under the 2015 Plan by 200,000 shares, and was approved by the Registrant’s stockholders on June 30, 2016. The 2015 Plan was further amended on June 15, 2017 pursuant to the Second Amendment to the 2015 Plan (the “Second Amendment”), which increased the number of shares of Common Stock available under the 2015 Plan by 5,000,000 shares, and was approved by the Registrant’s stockholders on June 15, 2017. The 2015 Plan was further amended on June 20, 2018 pursuant to the Third Amendment to the 2015 Plan (the “Third Amendment”), which increased the number of shares of Common Stock available under the 2015 Plan by 3,000,000 shares, and was approved by the Registrant’s stockholders on June 20, 2018.

Except as otherwise set forth below, the contents of the following Registration Statements on Form S-8 relating to the 2015 Plan, which were filed with the Securities and Exchange Commission (the “Commission”) on the dates indicated, are incorporated by reference into this Registration Statement as permitted by General Instruction E to Form S-8: (i) Form S-8 filed on February 19, 2015 (Commission File No. 333-202182), (ii) Post-Effective Amendment No. 1 to Form S-8 filed on February 20, 2015 (Commission File No. 333-202182), (iii) Form S-8 filed on September 23, 2015 (Commission File No. 333-207094); (iv) Form S-8 filed on September 9, 2016 (Commission File No. 333-213549); and (v) Form S-8 filed on July 26, 2017 (Commission File No. 333-219453).

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Exhibit Index is incorporated herein by reference.

signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 26, 2018.

ECO-STIM ENERGY SOLUTIONS, INC.

By:	/s/ Jon Christopher Boswell
Jon Christopher Boswell
President and Chief Executive Officer

By:	/s/ Alexander Nickolatos
Alexander Nickolatos
Chief Financial Officer and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Alexander Nickolatos and Christopher J. Arntzen, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act which relates to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jon Christopher Boswell	Director, President and Chief Executive Officer	June 26, 2018
Jon Christopher Boswell	(Principal Executive Officer)

/s/ Alexander Nickolatos	Chief Financial Officer and Assistant Secretary	June 26, 2018
Alexander Nickolatos	(Principal Financial and Accounting Officer)

/s/ Brian R. Stewart	Chairman	June 26, 2018
Brian R. Stewart

/s/ Bjarte Bruheim	Director	June 26, 2018
Bjarte Bruheim

/s/ Christopher A. Krummel	Director	June 26, 2018
Christopher A. Krummel

/s/ Timothy L. Reynolds	Director	June 26, 2018
Timothy L. Reynolds

/s/ Todd R. Snyder	Director	June 26, 2018
Todd R. Snyder

/s/ Andrew Teno	Director	June 26, 2018
Andrew Teno

EXHIBIT INDEX

Exhibit Number	Description

4.1*	Third Amendment to the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan.

5.1*	Opinion of Woodburn and Wedge as to the legality of the securities being registered.

23.1	Consent of Woodburn and Wedge (included in Exhibit 5.1).

23.2*	Consent of Whitley Penn LLP.

24.1	Power of Attorney (included on the signature page to this Registration Statement).

*      Filed herewith.